PROMISSORY NOTE

$1,000,000.00                                                       June 8, 2000
                               * * * * * * * * * *

1. FOR VALUE RECEIVED, the undersigned, LIGHTTOUCH VEIN & LASER OF LEXINGTON, INC., a Kentucky corporation, with an office at 880 Corporate Drive, Ste. 200, Lexington Kentucky 40503 ("Maker"), hereby promises and agrees to pay to the order of DR. JOHN L. BUKER and DR. PATRICIA BUKER (collectively "Payee") at 880 Corporate Drive, Ste. 200, Lexington Kentucky 40503, or the holder hereof, the aggregate principal sum of One Million and 00/100 Dollars ($1,000,000.00), with interest thereon as hereinafter provided, in lawful money of the United States of America in immediately available funds, as hereinafter provided.

2. The principal amount of this Promissory Note (herein "Note") shall not bear interest on the unpaid balance unless and until the occurrence of an Event of Default (as defined herein), after which the outstanding principal balance shall bear interest at the annual rate of twelve percent (12%) until paid in full.

3. The principal balance of this Note shall be due and payable when the Maker has achieved a positive Cash Flow (as defined hereinbelow) of $600,000 for two
(2) twelve (12) month periods after the date of this Note as computed in accordance with the following paragraph.

4. "Cash Flow" for purposes of this Note shall mean for a particular period all receipts and revenues of the Maker minus all expenses of the Maker computed on a cash basis (but excluding as expenses in such computation all salaries and fringe benefits paid to Dr. John L. Buker or his PSC, Dr. Patricia Buker and Dr. Donna Roth and all principal payments on the PNC Debt (as defined in the Merger Agreement between Maker, LTVL, PSC and CWC dated June 8, 2000 (the "Agreement")). Cash Flow shall be computed by the accountant for Maker. Beginning on the last day of the twelfth (12th) full month after the date of this Note and continuing on the same day of every third (3rd) consecutive month thereafter, the Cash Flow of the Maker for the immediately preceding twelve (12) month period shall be computed until a Cash Flow of $600,000 is achieved for a consecutive twelve (12) month period. Cash Flow shall not thereafter be computed until another twelve (12) month period has elapsed, at which time the Cash Flow shall be computed again for the twelve (12) months then ending. In the event Cash Flow of $600,000 is not achieved during the immediately preceding twelve
(12) month period (which, if achieved, requires payment of the Note in full), then Cash Flow shall thereafter be computed every third month thereafter until Cash Flow of $600,000 has been achieved for a second twelve (12) consecutive month period, at which time the entire principal amount of this Note shall be due and payable in full.

5. All principal payments (but not interest payments) made by Maker on the PNC Debt shall be credited against the principal amount due on this Note so as to reduce the outstanding balance hereof.


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6.  At the  time  payment  of this  Note is due  (whether  at  maturity  or upon acceleration) or in the event Maker desires to prepay this Note in full or in part, Payee shall have the option of converting all or any portion of the amount due hereunder into common stock of Parent with no restrictions on resale other than those imposed by federal and state securities laws. The maximum number of shares of stock of Parent into which this Note may be converted shall be equal to the amount due hereunder divided by four (4), multiplied by one hundred twenty five percent (125%). Within ten (10) days of the date payment of this Note becomes due, Payee shall either exercise its conversion option as stated herein by providing written notice to Maker or else the conversion option shall lapse. Maker shall cause a certificate for the appropriate amount of Parent's common stock to be issued to Payee within five (5) days of exercise of the conversion option.

7. All payments shall be made to the Payee's address above unless otherwise designated by Payee in writing.

8. The principal balance may be prepaid at any time in whole or in part without premium or penalty. Any and all prepayments shall be applied to the payment of the principal of this Note.

9. Notwithstanding the schedule set forth above for payment of this Note, this Note shall be and become immediately due and payable in full, without any demand or notice whatsoever, upon the occurrence of any of the following described events, each of which shall constitute an Event of Default hereunder:

     a. Any failure of Maker to make any payment when due of any sum due on this Note (whether upon demand at maturity or by acceleration) or the failure to perform any other obligation of Maker or Parent to Payee or either one of them.

     b. The dissolution of Maker of this Note or the Parent.

     c. The creation of any non-consensual lien (except a lien to Payee), or the issuance of an attachment against or seizure of any of the property of Maker.

     d. An assignment for the benefit of the creditors of, or the commencement of any bankruptcy, receivership, insolvency, reorganization, or liquidation proceedings by or against Maker or Parent or the failure of either Maker or Parent to pay any of its other creditors as and when such payment is due.

     e. A default, breach or failure to perform by Maker or Lighttouch Vein & Laser, Inc. (the "Parent" of Maker) under that certain Agreement of Merger dated June 8, 2000, among Maker, Parent, Bluegrass Dermatology and Skin Surgery Center, P.S.C. and Center for Weight Control, Inc. (the "Agreement of Merger"), or that certain Security Agreement dated of even date herewith by Maker in favor of Payee (the "Security Agreement"), or that certain Leasehold Mortgage dated of even date herewith by Maker in favor of Payee (the "Leasehold Mortgage") or that certain Medical Services Agreement

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dated of even  date  herewith  made by Maker  and John L.  Buker,  MD,  PSC (the
"Medical Services Agreement"). This Note, the Agreement of Merger, the Security Agreement, the Leasehold Mortgage and the Medical Services Agreement are referred to herein as the "Transaction Documents".

     f. For any reason Greg Martini no longer serves as Chairman of Parent or the equivalent position in any company which becomes a successor to Parent either by merger or by an asset purchase, except in such event Maker hereby grants to Payee the right to repurchase from Maker all of its assets free and clear of all encumbrances in exchange for this Note.

10. Upon the occurrence of any Event of Default herein described, Payee may, at its option, declare the entire principal amount of this Note to be immediately fully due and payable, and exercise any or all remedies provided for at law or in equity or under the Transaction Documents, and such rights and remedies shall be cumulative to the greatest extent permitted by law. Any unpaid principal shall accrue interest at the rate of Twelve percent (12%) per annum (the "Default Rate") from the date such principal is due and such accrued interest shall be immediately due and payable. The provisions for a Default Rate shall not be deemed to extend the time for payment hereunder or to give Maker a right to cure any default.

11. Maker shall pay all costs and expenses incurred by Payee (a) in collection or attempted collection of the sums due hereunder; (b) of enforcement or attempted enforcement of this Note or the other Transaction Documents; or (c) in securing or attempting to secure or protecting and defending or attempting to protect and defend Payee's interest in any property securing this Note, including attorney's fees if this Note is referred to an attorney for collection, enforcement or otherwise, whether or not payment of this Note is obtained before entry of judgment.

12. No failure on the part of Payee to insist upon the strict performance of any of the terms of this Note or to exercise any of its rights hereunder shall be deemed a waiver of any default or a waiver or relinquishment, to any extent, of Payee's right to assert or rely upon any such rights.

13. Maker waives diligence, presentment for payment, protest, notice of dishonor and of nonpayment and protest, and does hereby consent to any number of forbearances, renewals or extensions of time of payment hereof or releases or substitutions of all or any part of any security for payment hereof. Maker further waives all exemptions to which it may now or hereafter be entitled under the laws of this or any other state or of the United States; waives any requirement of marshaling of assets and all other legal or equitable doctrines which might otherwise require the Payee to proceed against any persons or any collateral or any other property or with respect to any other rights in any particular order and agrees that the Payee may elect not to proceed against any collateral securing this Note and may instead seek to enforce and collect this Note through whatever means may otherwise be available at law or equity; and waives all suretyship defenses including, but not

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limited to, all defenses based upon  impairment of collateral and all suretyship defenses described in Section 3-605 of the Uniform Commercial Code, as revised in 1990 (the "UCC"), with such waiver made to the full extent permitted by
Section 3-605 (i) of the UCC.

14. Any notice provided for in this Note shall be given by mailing such notice by certified mail, return receipt requested, addressed to the party entitled to such notice at the address identified in the first paragraph hereof, or to such other address as either party hereto may designate in writing by notice to the other party.

15. Maker agrees that there are no conditions or understandings that are not expressed in this Note and the Transaction Documents referred to herein. This Note cannot be modified, altered or amended except by an agreement in writing duly signed and acknowledged by authorized representatives of Maker and Payee.

16. If any one or more of the provisions of this Note, or the  applicability  of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Note and all other applications of any such provision shall not be affected thereby. In the event such provision(s) cannot be modified to make it or them enforceable, the invalidity or unenforceability of any such provision(s) of this Note shall be deemed severable and shall not impair the validity or enforceability of any other provision of this Note.

17. The provisions of this Note shall be binding upon and inure to the benefit of Maker and Payee and their respective heirs, legal representatives, successors and assigns.

18. This Note shall be interpreted and construed in accordance with and governed by the laws of the State of Kentucky, without reference to its conflicts of laws principles.

19. Time shall be of the essence.

20. Maker hereby voluntarily, expressly and intentionally waives any right that it may have to a trial by jury in respect of any litigation arising from or connected with this Note or the transactions contemplated hereby.

21. Maker agrees that the sole proper venue for the determination of any litigation relating to this Note on any basis shall be in a court of competent jurisdiction which is located in Fayette County, Kentucky, and Maker hereby expressly declares that any other venue shall be improper and Maker expressly waives any right to a determination of any such litigation in any other venue. Maker further agrees that service of process by any judicial officer or by registered or certified U.S. mail shall establish personal jurisdiction over Maker and Maker waives any rights under the laws of any state to object to jurisdiction within the Commonwealth of Kentucky. Maker submits to the jurisdiction of said courts. The aforesaid means of obtaining personal jurisdiction and perfecting service of process are not intended to be exclusive, but are cumulative and in addition to all other means of

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obtaining  personal  jurisdiction  and  perfecting  service  of  process  now or hereafter provided by the laws of the Commonwealth of Kentucky.

     IN WITNESS WHEREOF, this Note has been executed and delivered as of the date first set forth above.

                                       LIGHTTOUCH VEIN & LASER OF
                                       LEXINGTON, INC.

                                       By:_________________________________
                                       Name: ______________________________
                                       Title:______________________________




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